Exhibit 10.1

As Amended and Restated

Effective 08-09-05

BRIGGS & STRATTON CORPORATION

PREMIUM OPTION AND STOCK AWARD PROGRAM

As adopted by the Compensation Committee on April 20, 2004 and amended through August 9, 2005

BRIGGS & STRATTON CORPORATION

PREMIUM OPTION AND STOCK AWARD PROGRAM

1.0                                 Objectives

The Premium Option and Stock Award Program (“POSA Program”) is designed to build upon the Company’s Economic Value Added Incentive Compensation Plan (“EVA Plan”) by tying the interests of all Senior Executives to the long term consolidated results of the Company.  In this way, the objectives of Senior Executives throughout the Company will be more closely aligned with the Company’s Shareholders.  Whereas the EVA Plan provides for near and intermediate term rewards, the POSA Program provides a longer term focus by allowing Senior Executives to participate in the long-term appreciation in the equity value of the Company.  In general, the POSA Program is structured such that each year an amount equivalent to the Total Bonus Payout under the EVA Plan is invested on behalf of Senior Executives in restricted and/or deferred shares of the Company’s Stock (“Restricted and/or Deferred Stock”) and an amount equivalent to the Senior Executive’s Target Incentive Award is invested in premium options on the Company’s Stock (“PSOs”).  The shares of Restricted and/or Deferred Stock vest five years after their date of grant.  The PSOs vest and become exercisable after they have been held for three years, and they expire at the end of five years.  The PSOs are structured so that a fair return must be provided to the Company’s Shareholders before they become valuable.

2.0                                 Restricted and/or Deferred Stock Awards

For fiscal 2005 and subsequent years, the dollar amount to be invested in Restricted and/or Deferred Stock for each Senior Executive shall be equal to the amount of each Participant’s Total Bonus Payout determined under the EVA Plan.  The number of shares of Restricted and/or Deferred Stock awarded shall be determined by dividing (a) the dollar amount of such Restricted and/or Deferred Stock award by (b) the Fair Market Value of Company Stock on the date of grant as determined by the Committee, rounded (up or down) to the nearest 10 shares.  Fair Market Value is defined in the Company’s Incentive Compensation Plan (“ICP”).

The Compensation Committee shall determine whether stock awards shall consist of Restricted Stock, Deferred Stock or a mix of each type of stock, and may consider each Senior Executive’s preference in making such determination.  All shares of Restricted and/or Deferred Stock shall vest on the fifth anniversary of the date of grant regardless of whether such vesting date occurs before or after retirement and shall have such other terms and conditions as the Committee shall determine.

3.0                                 Premium Stock Option Awards

For fiscal 2005 and subsequent years, the dollar amount to be invested in PSOs for each Senior Executive shall be equal to the amount of each Participant’s Target Incentive Award determined under the EVA Plan.  The number of PSOs awarded shall be determined by dividing (a) the dollar amount of such PSO award by (b) the Black-Scholes value of a share of Company stock based on its Fair Market Value on the date of the grant as determined by the Committee, rounded (up or down) to the nearest 10 shares.  Fair Market Value is defined in the ICP.

All PSOs shall vest and be exercisable beginning on the third anniversary of the date of grant and shall terminate on the fifth anniversary of the date of grant unless sooner exercised, unless the Committee determines other dates.

The exercise price for PSOs shall be 110% of the Fair Market Value per share of the Company’s Stock on the date of grant.

4.0                                 Limitations on Grants and Carryover

Notwithstanding Sections 2 and 3, the maximum number of shares of Restricted and/or Deferred Stock that may be granted to all Senior Executives for any Plan Year shall be 500,000, and the maximum number of PSOs that may be granted to all Senior Executives for any Plan Year shall be 730,000.  In the event that the limitations shall be in effect for any Plan Year, the dollar amount to be invested for each Senior Executive shall be reduced by proration based on the aggregate Total Bonus Payouts or Target Incentive Awards of all Senior Executives so that the limitations are not exceeded.  The amount of any such reduction shall be carried forward to subsequent years and invested in Restricted and/or Deferred Stock or PSOs to the extent the annual limitation is not exceeded in such years.

5.0                                 The Incentive Compensation Plan

Except as modified herein, PSOs are Incentive Stock Options under the Company’s ICP as amended from time to time to the extent they are eligible for treatment as such under Section 422 of the Internal Revenue Code.  If not eligible for ISO treatment, the PSOs shall constitute nonqualified stock options.  Except as specifically modified herein, PSOs shall be governed by the terms of the Company’s ICP, and shall be granted as described in this Program annually unless the Committee modifies or terminates either the EVA Plan or the ICP.  As provided in the ICP, all grants of PSOs to Participants who are subject to Sec. 16(b) of the Securities Exchange Act of 1934 are subject to approval of the Company Shareholders.  In the event such approval is not obtained, this Program shall terminate.

6.0                                 Definitions

All capitalized terms used herein that are not otherwise defined shall have the same meaning given to them in the Company’s EVA Plan and ICP.